Exhibit 10.53

AMENDMENT NUMBER TWO TO THE CARESTOCK
EMPLOYEE STOCK PURCHASE PLAN

        Pursuant to the powers of amendment reserved under Article Nine of the CareStock Employee Stock Purchase Plan (the "Plan"), as restated effective November 11, 1998, the Benefits Committee, as authorized by the Board of Directors of Care mark Rx, Inc. hereby amends the Plan as follows:

1.

        Section 2.11 of the Plan shall be amended by deleting the second sentence thereof in its entirety and by substituting the following in lieu thereof:

  "The "EFFECTIVE DATE" of a particular Employee's enrollment in the Plan is the first payroll period that is most administratively practicable following an Employee's timely election to participate in the Plan made in accordance with the provisions of Article V of this Plan."

2.

        Section 2.13 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

  "EMPLOYEE PLAN PERIOD" shall mean each calendar-month period of a Participating Employee's enrollment in the Plan."

3.

        A new Section 2.14 shall be added to Plan to read as follows, and all subsequent sections in Article II shall be re-numbered accordingly:

  "EMPLOYMENT COMMENCEMENT DATE" shall mean the first day in which an Employee performs services for the Company for which he or she is entitled to payment"

4.

        Section 5.1 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

  "INITIAL ELIGIBILITY. Subject to the limitations set forth below, every Employee of the Company and its subsidiaries is eligible to participate in the Plan upon his or her Employment Commencement Date, or anytime thereafter, provided he or she has completed the requisite requirements for enrollment as set forth in Section 5.3 of the Plan."

5.

        Section 5.3 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

  "ENROLLMENT. The Company or the Administration Agent shall furnish information relating to the Plan and Plan enrollment to each Employee upon such Employee's Employment Commencement Date, or with respect to current Employees who are not participants in the Plan, upon their request. If the Employee elects to participate in the Plan (and thus becomes a Participating Employee), he or she shall enroll according to the enrollment procedures set forth in the information provided by the Company or the Administration Agent. Upon enrollment, the Company or the Administration Agent will provide a confirmation statement to the Participating Employee as soon as administratively practicable. If an eligible Employee does not elect to participate in the Plan immediately following his or her Employment Commencement Date, such Employee may nonetheless elect to participate at a later date commencing with the most administratively practicable subsequent payroll period after all enrollment procedures have been satisfied."

6.

        Section 5.4 of the Plan shall be amended by deleting the first sentence thereof in its entirety and by substituting the following in lieu thereof:

  "EFFECTS OF ENROLLMENT. Except as set forth elsewhere in this Plan, enrollment in the Plan is for the one month Employee Plan Period commencing on an Employee's Effective Date."

7.

        Section 5.5 of the Plan shall be amended by substituting "$885.00" for the amount "$800.00" in the second sentence thereof.

8.

        Section 6.3 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

  "SUSPENDING CONTRIBUTIONS. At any time during an Employee Plan Period, a Participating Employee may notify the Company or the Administration Agent that he or she wishes to suspend his or her contributions for the current Employee Plan Period or for a period of time extending beyond the current Employee Plan Period. This notice shall be communicated in the manner specified by the Company or the Administration Agent. A Participating Employee who suspends contributions will have the already-contributed balance in his or her Contribution Account applied to purchases of Common Stock on the Purchase Date of the Employee Plan Period in which such suspension is effective. A Participating Employee who has suspended contributions under the Plan may resume contributions in the Employee Plan Period immediately following the Employee Plan Period in which contributions were suspended, or in any subsequent Employee Plan Period thereafter, provided that the Employee gives notice of the re-enrollment in the manner specified by the Company or Administration Agent"

9.

        Section 6.4 of the Plan shall be amended by deleting the same in its entirety.

10.

        Section 8.1 of the Plan shall be amended by deleting the first and second sentences thereof in their entirety and by substituting the following in lieu thereof:

  "Effective upon the termination of the Participating Employee's employment for any reason, including without limitation death, permanent disability, or retirement, such person's participation in the Plan shall be deemed permanently suspended, and the Company shall purchase shares of Common Stock with any authorized payroll deductions that are credited to his or her Contribution Account as of the Purchase Date for the month that the termination of employment is effective."

* * * *

        The effective date for items 1 through 8 and 10 in this Amendment Number Two shall be July 1, 2002. The effective date for item 9 shall be August 1,2002.

CAREMARK RX, INC.
/s/ KIRK MCCONNELL
ATTEST:	/s/ MARION SWANSON	Date:	March 24, 2003